Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL
REGARDING SHARES HELD IN
MONROE CAPITAL INCOME PLUS CORPORATION

TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED JANUARY 29, 2026

THE WITHDRAWAL RIGHTS WILL EXPIRE AT,
AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY
MONROE CAPITAL INCOME PLUS CORPORATION BEFORE,
11:59 P.M., EASTERN TIME, ON FEBRUARY 27, 2026, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY E-MAIL, MAIL, COURIER, OR PERSONAL DELIVERY AS FOLLOWS:

If using e-mail:	MCIP@ultimusfundsolutions.com
If using overnight mail:	If using standard mail:

Monroe Capital Income Plus Corporation c/o Ultimus Fund Solutions 225 Pictoria Dr, Suite 450 Cincinnati, OH 45252	Monroe Capital Income Plus Corporation c/o Ultimus Fund Solutions PO Box 46707 Cincinnati, OH 45252

Telephone:	Toll free 855-700-7970

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY MONROE CAPITAL INCOME PLUS CORPORATION AT THE ADDRESS ABOVE.

NOTICE OF WITHDRAWAL
PURSUANT TO THE OFFER TO PURCHASE DATED
November 19, 2025

LADIES AND GENTLEMEN,

The undersigned Shareholder of Monroe Capital Income Plus Corporation (the “Company”) hereby withdraws the tender of his, her, or its Shares of the Company, which the Shareholder submitted by a Letter of Transmittal dated                        , 2026. This tender was in the

☐ All Shares owned as of the Expiration Date

☐ Other number of Shares: ___________________

OR

☐ $______________of Shares

The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

IMPORTANT:    The signature of the Shareholder(s) or person(s) authorized to sign on behalf of the Shareholder(s) (an “Authorized Person”) should be exactly as it appeared in the Subscription Agreement. Attach additional copies as necessary.

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):

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Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):